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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements listed below of our report dated October 31, 1996, except for Note 2, as to which the date included is November 18, 1996, with respect to the supplemental consolidated financial statements of Access Health, Inc. in its Current Report on Form 8-K dated February 6, 1997:

  Form S-8 Nos. 33-48667, 33-65564, and 33-77320 pertaining to the 1989
  Incentive Stock Plan and 1991 Employee Stock Purchase Plan of Access Health Marketing, Inc.

  Form S-8 No. 33-91516 pertaining to the Access Health Marketing, Inc. 1995 Director Option Plan and 1991 Employee Stock Purchase Plan

  Form S-8 No. 333-04662 pertaining to the Access Health, Inc. 1989 Incentive Stock Plan

  Form S-8 No. 333-18163 pertaining to the Access Health, Inc. 1989 Incentive Stock Plan, Supplemental Stock Plan, and Informed Access Systems, Inc. Stock Option Plan

                                                              Ernst & Young LLP

Sacramento, California
February 4, 1997